UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sysorex, Inc. (the “Company”) and Quantum Lexicon, LLC (the "Lender") entered into a Commercial Loan Agreement and related transaction documents (“Term Loan”) dated as of March 11, 2021 providing for the issuance of a Secured Promissory Note in the principal amount of $125,000 (the "Note"). The Note is secured pursuant to a Pledge Agreement dated as of March 11, 2021 (the “Pledge Agreement”) by a pledge of the Company’s common stock equal to three hundred percent (300%) of the principal amount and accrued interest outstanding from time to time under the Note, which may be issued under certain conditions (“Events of Default”).

The Company has set aside 625,000 shares (the “Set-aside Shares”) of Common Stock for issuance to the Lender upon uncured Events of Default. The Term Loan matures in ninety (90) days and bears interest at the rate of one percent (1%) per month. The Company may prepay principal and accrued interest at any time without penalty. The Lender funded the Term Loan on March 15, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 3.02, is incorporated herein by reference. The shares of common stock that may be issued upon any Events of Default will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

In the event the Set-aside Shares are issued to the Lender pursuant to the Pledge Agreement, the Company will have 1,119,311 shares of common stock outstanding.

Item 8.01	Other Events.

On October 20, 2020, VMS Software, Inc. (“VMS”) filed a lawsuit against the Company in the United States District Court for the District of Massachusetts Eastern Division, for breach of a settlement agreement with VMS. In its complaint, VMS alleges that the Company has failed to make agreed to payments to VMS in the amount of $652,255 (plus interest of 8% per year from June 28, 2019). Sysorex filed an Answer to the Complaint and VMS filed a motion for judgment on the pleadings based on the admission that no payments have been made under the settlement agreement.  The motion is scheduled to be heard on March 23, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Commercial Loan Agreement, dated as of March 11, 2021 by and between Sysorex, Inc. and Quantum Lexicon, LLC,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: March 17, 2021	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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